Exhibit 10.2

Declaration of Amendment
to
UAL Corporation
Success Sharing Program -
Performance Incentive Plan

        WHEREAS, UAL Corporation has adopted the UAL Corporation Success Sharing Program - Performance Incentive Plan (the "Plan"); and

        WHEREAS, the Plan reserves to the UAL Corporation's Senior Vice President - People the authority (i) to establish or amend Exhibits to the Plan reflecting the terms of the Plan as applied to International Employees and (ii) to amend the definition of Wages as reflected in Appendix B.

        NOW, THEREFORE, the undersigned hereby amends and restates Exhibit T, effective April 1, 2004, to read as set forth in the attached revised Exhibit T.

        IN WITNESS WHEREOF, the undersigned has executed this Declaration of Amendment this 24th day of August, 2004.

_/s/ Sara A. Fields
Sara A. Fields
Senior Vice President - People

Exhibit T

Uruguay

I.     Participation.

     A.     Eligibility.  International Employees who are working regularly in Uruguay, who are on the Employer's Uruguayan payroll and who are not subject to the terms of a collective bargaining agreement with the Employer, unless the terms of such agreement require that such employees participate in the Plan, are eligible to participate in the Plan ("Covered Uruguayan Employees").

        B.     Acknowledgement.  In order to receive an award under the Plan, a Covered Uruguayan Employee must execute a written acknowledgement in the form and manner established by the Employer.

 II.     Plan Terms. A.     Time of Payment.  Covered Uruguayan Employees will be paid their Quarterly Incentive Awards for the second, third and fourth 2004 calendar quarters in calendar year 2005 together with their 2004 Annual Incentive Award, if any. For Quarterly and Annual Incentive Awards for calendar year 2005 and thereafter, the Awards will be paid in a single sum in the calendar year immediately following the calendar year to which the Award relates. The Award payment will be made as soon as practicable following the end of the calendar year and determination of the Awards, including a determination that no Annual Award will be payable.